Citigroup Global Markets Holdings Inc.	March 4, 2025 Medium-Term Senior Notes, Series N Pricing Supplement No. 2025-USNCH26098 Filed Pursuant to Rule 424(b)(2) Registration Statement Nos. 333-270327 and 333-270327-01
Callable Equity Linked Securities Linked to the Worst Performing of the Nasdaq-100 Index®, the Russell 2000® Index and the S&P 500® Index Due March 6, 2026
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The securities offered by this pricing supplement are unsecured debt securities issued by Citigroup Global Markets Holdings Inc. and guaranteed by Citigroup Inc. The securities offer periodic coupon payments at an annualized rate that is generally higher than the yield on our conventional debt securities of the same maturity. In exchange for this higher yield, you must be willing to accept the risks that (i) the securities may be called for redemption prior to maturity in the circumstances described below, and (ii) if the securities are not redeemed by us prior to maturity, you may receive significantly less than the stated principal amount of your securities, and possibly nothing, at maturity (excluding the final coupon payment). The risk that you may incur a loss at maturity will depend solely on the performance of the worst performing of the underlyings specified below.

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You will be subject to risks associated with each of the underlyings and will be negatively affected by adverse movements in any one of the underlyings. Although you will have downside exposure to the worst performing underlying, you will not receive dividends with respect to any underlying or participate in any appreciation of any underlying.

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Investors in the securities must be willing to accept (i) an investment that may have limited or no liquidity and (ii) the risk of not receiving any payments due under the securities if we and Citigroup Inc. default on our obligations. All payments on the securities are subject to the credit risk of Citigroup Global Markets Holdings Inc. and Citigroup Inc.

KEY TERMS
Issuer:	Citigroup Global Markets Holdings Inc., a wholly owned subsidiary of Citigroup Inc.
Guarantee:	All payments due on the securities are fully and unconditionally guaranteed by Citigroup Inc.
Underlyings:
Underlying
Initial underlying value*
Knock-in value**
Nasdaq-100 Index®
20,884.41
14,619.087
Russell 2000® Index
2,163.069
1,514.148
S&P 500® Index
5,954.50
4,168.150
*For each underlying, its closing value on the strike date
**For each underlying, 70.00% of its initial underlying value

Stated principal amount:	$1,000 per security
Strike date:	February 28, 2025
Pricing date:	March 4, 2025
Issue date:	March 7, 2025
Valuation date:	March 3, 2026, subject to postponement if such date is not a scheduled trading day or certain market disruption events occur
Maturity date:	Unless earlier redeemed, March 6, 2026
Coupon payments:
On each coupon payment date, unless previously redeemed, the securities will pay a coupon equal to 0.9833% of the stated principal amount of the securities (equivalent to a coupon rate of approximately 11.80% per annum).

Coupon payment dates:
The 6th day of each calendar month beginning in April 2025. If any coupon payment date is not a business day, the payment to be made on that coupon payment date will be made on the next succeeding business day with the same force and effect as if made on that coupon payment date. No interest will accrue as a result of any delayed payment.

Payment at maturity:
If the securities are not redeemed prior to maturity, you will receive at maturity for each security you then hold (in addition to the final coupon payment):
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If the final underlying value of the worst performing underlying is greater than or equal to its initial underlying value: $1,000
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If the final underlying value of the worst performing underlying is less than its initial underlying value and a knock-in event has not occurred: $1,000
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If the final underlying value of the worst performing underlying is less than its initial underlying value and a knock-in event has occurred:
$1,000 + ($1,000 × the underlying return of the worst performing underlying)
If the securities are not redeemed prior to maturity, the final underlying value of the worst performing underlying is less than its initial underlying value and a knock-in event has occurred, you will receive less than the stated principal amount of your securities, and possibly nothing (other than the final coupon payment), at maturity.

Listing:	The securities will not be listed on any securities exchange
Underwriter:	Citigroup Global Markets Inc. (“CGMI”), an affiliate of the issuer, acting as principal
Underwriting fee and issue price:	Issue price(1)	Underwriting fee(2)	Proceeds to issuer
Per security:	$1,000.00	$2.00	$998.00
Total:	$8,500,000.00	$17,000.00	$8,483,000.00
(Key Terms continued on next page)
(1) On the date of this pricing supplement, the estimated value of the securities is $989.20 per security, which is less than the issue price. The estimated value of the securities is based on CGMI’s proprietary pricing models and our internal funding rate. It is not an indication of actual profit to CGMI or other of our affiliates, nor is it an indication of the price, if any, at which CGMI or any other person may be willing to buy the securities from you at any time after issuance. See “Valuation of the Securities” in this pricing supplement.
(2) For more information on the distribution of the securities, see “Supplemental Plan of Distribution” in this pricing supplement. In addition to the underwriting fee, CGMI and its affiliates may profit from hedging activity related to this offering, even if the value of the securities declines. See “Use of Proceeds and Hedging” in the accompanying prospectus.
Investing in the securities involves risks not associated with an investment in conventional debt securities. See “Summary Risk Factors” beginning on page PS-6.
Neither the Securities and Exchange Commission nor any state securities commission has approved or disapproved of the securities or determined that this pricing supplement and the accompanying product supplement, underlying supplement, prospectus supplement and prospectus are truthful or complete. Any representation to the contrary is a criminal offense.
You should read this pricing supplement together with the accompanying product supplement, underlying supplement, prospectus supplement and prospectus, which can be accessed via the hyperlinks below:
Product Supplement No. EA-02-10 dated March 7, 2023          Underlying Supplement No. 11 dated March 7, 2023
Prospectus Supplement and Prospectus each dated March 7, 2023
The securities are not bank deposits and are not insured or guaranteed by the Federal Deposit Insurance Corporation or any other governmental agency, nor are they obligations of, or guaranteed by, a bank.

Citigroup Global Markets Holdings Inc.

KEY TERMS (continued)
Redemption:
We may call the securities, in whole and not in part, for mandatory redemption on any potential redemption date upon not less than three business days’ notice. Following an exercise of our call right, you will receive for each security you then hold an amount in cash equal to $1,000 plus the related coupon payment.

Potential redemption dates:	The coupon payment dates scheduled to occur on the 6th day of each calendar month beginning in September 2025 and ending in February 2026
Final underlying value:	For each underlying, its closing value on the valuation date
Knock-in event:	A knock-in event will occur if, on any scheduled trading day during the observation period, the closing value of any underlying is less than its knock-in value
Observation period:	The period from but excluding the pricing date to and including the valuation date
Worst performing underlying:	The underlying with the lowest underlying return
Underlying return:	For each underlying, (i) its final underlying value minus its initial underlying value, divided by (ii) its initial underlying value
CUSIP / ISIN:	17333HX74 / US17333HX748
PS-2

Citigroup Global Markets Holdings Inc.

Additional Information
The terms of the securities are set forth in the accompanying product supplement, prospectus supplement and prospectus, as supplemented by this pricing supplement. The accompanying product supplement, prospectus supplement and prospectus contain important disclosures that are not repeated in this pricing supplement. For example, the accompanying product supplement contains important information about how the closing value of each underlying will be determined and about adjustments that may be made to the terms of the securities upon the occurrence of market disruption events and other specified events with respect to each underlying. The accompanying underlying supplement contains information about each underlying that is not repeated in this pricing supplement. It is important that you read the accompanying product supplement, underlying supplement, prospectus supplement and prospectus together with this pricing supplement in connection with your investment in the securities. Certain terms used but not defined in this pricing supplement are defined in the accompanying product supplement.
PS-3

Citigroup Global Markets Holdings Inc.

Hypothetical Examples
The examples below illustrate how to determine the payment at maturity on the securities, assuming the securities are not redeemed prior to maturity. The examples are solely for illustrative purposes, do not show all possible outcomes and are not a prediction of any payment that may be made on the securities.
The examples below are based on the following hypothetical values and do not reflect the actual initial underlying values or knock-in values of the underlyings. For the actual initial underlying value and knock-in value of each underlying, see the cover page of this pricing supplement. We have used these hypothetical values, rather than the actual values, to simplify the calculations and aid understanding of how the securities work. However, you should understand that the actual payments on the securities will be calculated based on the actual initial underlying value and knock-in value of each underlying, and not the hypothetical values indicated below. For ease of analysis, figures below have been rounded.
Underlying	Hypothetical initial underlying value	Hypothetical knock-in value
Nasdaq-100 Index®	100.00	70.00 (70.00% of its hypothetical initial underlying value)
Russell 2000® Index	100.00	70.00 (70.00% of its hypothetical initial underlying value)
S&P 500® Index	100.00	70.00 (70.00% of its hypothetical initial underlying value)
PS-4

Citigroup Global Markets Holdings Inc.

Hypothetical Examples of the Payment at Maturity on the Securities
The four hypothetical examples illustrate the calculation of the payment at maturity on the securities, assuming that the securities have not been earlier redeemed and that the final underlying values of the underlyings are as indicated below.
	Hypothetical final underlying value of the Nasdaq-100 Index®	Hypothetical final underlying value of the Russell 2000® Index	Hypothetical final underlying value of the S&P 500® Index	Has a knock-in event occurred?	Hypothetical payment at maturity per $1,000.00 security (excluding the final coupon payment)
Example 1	110 (underlying return = (110 - 100) / 100 = 10%)	120 (underlying return = (120 - 100) / 100 = 20%)	145 (underlying return = (145 - 100) / 100 = 45%)	No	$1,000.00
Example 2	85 (underlying return = (85 - 100) / 100 = -15%)	80 (underlying return = (80 - 100) / 100 = -20%)	120 (underlying return = (120 - 100) / 100 = 20%)	No	$1,000.00
Example 3	90 (underlying return = (90 - 100) / 100 = -10%)	150 (underlying return = (150 - 100) / 100 = 50%)	60 (underlying return = (60 - 100) / 100 = -40%)	Yes	$600.00
Example 4	20 (underlying return = (20 - 100) / 100 = -80%)	70 (underlying return = (70 - 100) / 100 = -30%)	75 (underlying return = (75 - 100) / 100 = -25%)	Yes	$200.00
Example 1: On the valuation date, the Nasdaq-100 Index® has the lowest underlying return and, therefore, is the worst performing underlying. In this scenario, the final underlying value of the worst performing underlying is greater than its initial underlying value. Accordingly, at maturity, you would receive the stated principal amount of the securities plus the final coupon payment. You would not participate in the appreciation of any of the underlyings.
Example 2: On the valuation date, the Russell 2000® Index has the lowest underlying return and, therefore, is the worst performing underlying. In this scenario, the final underlying value of the worst performing underlying is less than its initial underlying value and a knock-in event has not occurred. Accordingly, at maturity, you would receive the stated principal amount of the securities plus the final coupon payment.
Example 3: On the valuation date, the S&P 500® Index has the lowest underlying return and, therefore, is the worst performing underlying. In this scenario, the final underlying value of the worst performing underlying is less than its initial underlying value and a knock-in event has occurred. Accordingly, at maturity, you would receive a payment per security (excluding the final coupon payment) calculated as follows:
Payment at maturity = $1,000.00 + ($1,000.00 × the underlying return of the worst performing underlying)
= $1,000.00 + ($1,000.00 × -40.00%)
= $1,000.00 + -$400.00
= $600.00
In this scenario, because the final underlying value of the worst performing underlying is less than its initial underlying value and a knock-in event has occurred, you would lose some of your investment in the securities.
A knock-in event may occur on any scheduled trading day during the observation period. If a knock-in event occurs, you will have full downside exposure to the worst performing underlying if its final underlying value is less than its initial underlying value.
Example 4: On the valuation date, the Nasdaq-100 Index® has the lowest underlying return and, therefore, is the worst performing underlying. In this scenario, the final underlying value of the worst performing underlying is less than its initial underlying value and a knock-in event has occurred. Accordingly, at maturity, you would receive a payment per security (excluding the final coupon payment) calculated as follows:
Payment at maturity = $1,000.00 + ($1,000.00 × the underlying return of the worst performing underlying)
= $1,000.00 + ($1,000.00 × -80.00%)
= $1,000.00 + -$800.00
= $200.00
In this scenario, because the final underlying value of the worst performing underlying is less than its initial underlying value and a knock-in event has occurred, you would lose a significant portion of your investment in the securities.
A knock-in event may occur on any scheduled trading day during the observation period. If a knock-in event occurs, you will have full downside exposure to the worst performing underlying if its final underlying value is less than its initial underlying value.
PS-5

Citigroup Global Markets Holdings Inc.

Summary Risk Factors
An investment in the securities is significantly riskier than an investment in conventional debt securities. The securities are subject to all of the risks associated with an investment in our conventional debt securities (guaranteed by Citigroup Inc.), including the risk that we and Citigroup Inc. may default on our obligations under the securities, and are also subject to risks associated with each underlying. Accordingly, the securities are suitable only for investors who are capable of understanding the complexities and risks of the securities. You should consult your own financial, tax and legal advisors as to the risks of an investment in the securities and the suitability of the securities in light of your particular circumstances.
The following is a summary of certain key risk factors for investors in the securities. You should read this summary together with the more detailed description of risks relating to an investment in the securities contained in the section “Risk Factors Relating to the Securities” beginning on page EA-7 in the accompanying product supplement. You should also carefully read the risk factors included in the accompanying prospectus supplement and in the documents incorporated by reference in the accompanying prospectus, including Citigroup Inc.’s most recent Annual Report on Form 10-K and any subsequent Quarterly Reports on Form 10-Q, which describe risks relating to the business of Citigroup Inc. more generally.
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You may lose some or all of your investment. Unlike conventional debt securities, the securities do not provide for the repayment of the stated principal amount at maturity in all circumstances. If the securities are not redeemed prior to maturity, the final underlying value of the worst performing underlying is less than its initial underlying value and a knock-in event has occurred, meaning the closing value of at least one of the underlyings was less than its knock-in value on at least one scheduled trading day during the period from but excluding the pricing date to and including the valuation date, you will be fully exposed to any depreciation of the worst performing underlying. If the final underlying value of the worst performing underlying is less than its initial underlying value and a knock-in event has occurred, you will lose 1% of the stated principal amount of your securities for every 1% by which the worst performing underlying has declined from its initial underlying value. There is no minimum payment at maturity on the securities (excluding the final coupon payment), and you may lose up to all of your investment.

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The initial underlying values, which were set on the strike date, may be higher than the closing values of the underlyings on the pricing date. If the closing values of the underlyings on the pricing date are less than the initial underlying values that were set on the strike date, the terms of the securities may be less favorable to you than the terms of an alternative investment that may be available to you that offers a similar payout as the securities but with the initial underlying values set on the pricing date.

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The securities will be adversely affected by volatility in the closing values of the underlyings. The more volatile the closing values of the underlyings, the more likely it is that a knock-in event will occur and that, if the securities are not redeemed prior to maturity, you will have full downside exposure to any depreciation of the worst performing underlying at maturity. A knock-in event will occur if the closing value of any underlying on any scheduled trading day during the observation period is less than its knock-in value. In general, the higher the coupon on the securities, the greater the expected likelihood as of the pricing date that a knock-in event will occur and, as a result, that you will incur a significant loss at maturity. You should understand that the closing value of each underlying has historically been highly volatile.

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Higher coupon rates are associated with greater risk. The securities offer coupon payments at an annualized rate that is generally higher than the yield on our conventional debt securities of the same maturity. This higher potential yield is associated with greater levels of expected risk as of the pricing date for the securities, including the risk that the value of what you receive at maturity may be significantly less than the stated principal amount of your securities and may be zero. The volatility of, and correlation between, the closing values of the underlyings are important factors affecting these risks. Greater expected volatility of, and lower expected correlation between, the closing values of the underlyings as of the pricing date may result in a higher coupon rate, but would also represent a greater expected likelihood as of the pricing date that the closing value of at least one underlying will be less than its knock-in value on any scheduled trading day during the observation period and less than its initial underlying value on the valuation date, such that you will not be repaid the stated principal amount of your securities at maturity.

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The securities are subject to heightened risk because they have multiple underlyings. The securities are more risky than similar investments that may be available with only one underlying. With multiple underlyings, there is a greater chance that any one underlying will perform poorly, adversely affecting your return on the securities.

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The securities are subject to the risks of each of the underlyings and will be negatively affected if any one underlying performs poorly. You are subject to risks associated with each of the underlyings. If any one underlying performs poorly, you will be negatively affected. The securities are not linked to a basket composed of the underlyings, where the blended performance of the underlyings would be better than the performance of the worst performing underlying alone. Instead, you are subject to the full risks of whichever of the underlyings is the worst performing underlying.

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You will not benefit in any way from the performance of any better performing underlying. The return on the securities depends solely on the performance of the worst performing underlying, and you will not benefit in any way from the performance of any better performing underlying.

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You will be subject to risks relating to the relationship between the underlyings. It is preferable from your perspective for the underlyings to be correlated with each other, in the sense that their closing values tend to increase or decrease at similar times and by similar magnitudes. By investing in the securities, you assume the risk that the underlyings will not exhibit this relationship. The less correlated the underlyings, the more likely it is that any one of the underlyings will perform poorly over the term of the securities. All that is necessary for the securities to perform poorly is for one of the underlyings to perform poorly. It is impossible to predict what the relationship between the underlyings will be over the term of the securities. The underlyings differ in significant ways and, therefore, may not be correlated with each other.

PS-6

Citigroup Global Markets Holdings Inc.

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We may redeem the securities at our option, which will limit your ability to receive the coupon payments. We may redeem the securities on any potential redemption date. In the event that we redeem the securities, you will receive the stated principal amount of your securities and the related coupon payment. Thus, the term of the securities may be limited. If we redeem the securities prior to maturity, you will not receive any additional coupon payments. Moreover, you may not be able to reinvest your funds in another investment that provides a similar yield with a similar level of risk. If we redeem the securities prior to maturity, it is likely to be at a time when the underlyings are performing in a manner that would otherwise have been favorable to you. By contrast, if the underlyings are performing unfavorably from your perspective, we are less likely to redeem the securities. If we redeem the securities, we will do so at a time that is advantageous to us and without regard to your interests.

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The securities offer downside exposure to the worst performing underlying, but no upside exposure to any underlying. You will not participate in any appreciation in the value of any underlying over the term of the securities. Consequently, your return on the securities will be limited to the coupon payments you receive and may be significantly less than the return on any underlying over the term of the securities. In addition, as an investor in the securities, you will not receive any dividends or other distributions or have any other rights with respect to any of the underlyings.

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The payment at maturity depends on whether a knock-in event occurs and on the closing value of the worst performing underlying on a single day. If a knock-in event occurs and the final underlying value of the worst performing underlying is less than its initial underlying value, you will not receive the full stated principal amount of your securities at maturity, even if the closing value of the worst performing underlying is greater than its initial underlying value on other dates during the term of the securities.

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The securities are subject to the credit risk of Citigroup Global Markets Holdings Inc. and Citigroup Inc. If we default on our obligations under the securities and Citigroup Inc. defaults on its guarantee obligations, you may not receive anything owed to you under the securities.

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The securities will not be listed on any securities exchange and you may not be able to sell them prior to maturity. The securities will not be listed on any securities exchange. Therefore, there may be little or no secondary market for the securities. CGMI currently intends to make a secondary market in relation to the securities and to provide an indicative bid price for the securities on a daily basis. Any indicative bid price for the securities provided by CGMI will be determined in CGMI’s sole discretion, taking into account prevailing market conditions and other relevant factors, and will not be a representation by CGMI that the securities can be sold at that price, or at all. CGMI may suspend or terminate making a market and providing indicative bid prices without notice, at any time and for any reason. If CGMI suspends or terminates making a market, there may be no secondary market at all for the securities because it is likely that CGMI will be the only broker-dealer that is willing to buy your securities prior to maturity. Accordingly, an investor must be prepared to hold the securities until maturity.

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The estimated value of the securities on the pricing date, based on CGMI’s proprietary pricing models and our internal funding rate, is less than the issue price. The difference is attributable to certain costs associated with selling, structuring and hedging the securities that are included in the issue price. These costs include (i) any selling concessions or other fees paid in connection with the offering of the securities, (ii) hedging and other costs incurred by us and our affiliates in connection with the offering of the securities and (iii) the expected profit (which may be more or less than actual profit) to CGMI or other of our affiliates in connection with hedging our obligations under the securities. These costs adversely affect the economic terms of the securities because, if they were lower, the economic terms of the securities would be more favorable to you. The economic terms of the securities are also likely to be adversely affected by the use of our internal funding rate, rather than our secondary market rate, to price the securities. See “The estimated value of the securities would be lower if it were calculated based on our secondary market rate” below.

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The estimated value of the securities was determined for us by our affiliate using proprietary pricing models. CGMI derived the estimated value disclosed on the cover page of this pricing supplement from its proprietary pricing models. In doing so, it may have made discretionary judgments about the inputs to its models, such as the volatility of, and correlation between, the closing values of the underlyings, dividend yields on the underlyings and interest rates. CGMI’s views on these inputs may differ from your or others’ views, and as an underwriter in this offering, CGMI’s interests may conflict with yours. Both the models and the inputs to the models may prove to be wrong and therefore not an accurate reflection of the value of the securities. Moreover, the estimated value of the securities set forth on the cover page of this pricing supplement may differ from the value that we or our affiliates may determine for the securities for other purposes, including for accounting purposes. You should not invest in the securities because of the estimated value of the securities. Instead, you should be willing to hold the securities to maturity irrespective of the initial estimated value.

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The estimated value of the securities would be lower if it were calculated based on our secondary market rate. The estimated value of the securities included in this pricing supplement is calculated based on our internal funding rate, which is the rate at which we are willing to borrow funds through the issuance of the securities. Our internal funding rate is generally lower than our secondary market rate, which is the rate that CGMI will use in determining the value of the securities for purposes of any purchases of the securities from you in the secondary market. If the estimated value included in this pricing supplement were based on our secondary market rate, rather than our internal funding rate, it would likely be lower. We determine our internal funding rate based on factors such as the costs associated with the securities, which are generally higher than the costs associated with conventional debt securities, and our liquidity needs and preferences. Our internal funding rate is not an interest rate that is payable on the securities.

Because there is not an active market for traded instruments referencing our outstanding debt obligations, CGMI determines our secondary market rate based on the market price of traded instruments referencing the debt obligations of Citigroup Inc., our parent company and the guarantor of all payments due on the securities, but subject to adjustments that CGMI makes in its sole discretion. As a result, our secondary market rate is not a market-determined measure of our creditworthiness, but rather reflects the market’s perception of our parent company’s creditworthiness as adjusted for discretionary factors such as CGMI’s preferences with respect to purchasing the securities prior to maturity.
PS-7

Citigroup Global Markets Holdings Inc.

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The estimated value of the securities is not an indication of the price, if any, at which CGMI or any other person may be willing to buy the securities from you in the secondary market. Any such secondary market price will fluctuate over the term of the securities based on the market and other factors described in the next risk factor. Moreover, unlike the estimated value included in this pricing supplement, any value of the securities determined for purposes of a secondary market transaction will be based on our secondary market rate, which will likely result in a lower value for the securities than if our internal funding rate were used. In addition, any secondary market price for the securities will be reduced by a bid-ask spread, which may vary depending on the aggregate stated principal amount of the securities to be purchased in the secondary market transaction, and the expected cost of unwinding related hedging transactions. As a result, it is likely that any secondary market price for the securities will be less than the issue price.

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The value of the securities prior to maturity will fluctuate based on many unpredictable factors. The value of your securities prior to maturity will fluctuate based on the closing values of the underlyings, the volatility of, and correlation between, the closing values of the underlyings, dividend yields on the underlyings, interest rates generally, the time remaining to maturity and our and Citigroup Inc.’s creditworthiness, as reflected in our secondary market rate, among other factors described under “Risk Factors Relating to the Securities—Risk Factors Relating to All Securities—The value of your securities prior to maturity will fluctuate based on many unpredictable factors” in the accompanying product supplement. Changes in the closing values of the underlyings may not result in a comparable change in the value of your securities. You should understand that the value of your securities at any time prior to maturity may be significantly less than the issue price.

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Immediately following issuance, any secondary market bid price provided by CGMI, and the value that will be indicated on any brokerage account statements prepared by CGMI or its affiliates, will reflect a temporary upward adjustment. The amount of this temporary upward adjustment will steadily decline to zero over the temporary adjustment period. See “Valuation of the Securities” in this pricing supplement.

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The Russell 2000® Index is subject to risks associated with small capitalization stocks. The stocks that constitute the Russell 2000® Index are issued by companies with relatively small market capitalization. The stock prices of smaller companies may be more volatile than stock prices of large capitalization companies. These companies tend to be less well-established than large market capitalization companies. Small capitalization companies may be less able to withstand adverse economic, market, trade and competitive conditions relative to larger companies. Small capitalization companies are less likely to pay dividends on their stocks, and the presence of a dividend payment could be a factor that limits downward stock price pressure under adverse market conditions.

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Our offering of the securities is not a recommendation of any underlying. The fact that we are offering the securities does not mean that we believe that investing in an instrument linked to the underlyings is likely to achieve favorable returns. In fact, as we are part of a global financial institution, our affiliates may have positions (including short positions) in the underlyings or in instruments related to the underlyings, and may publish research or express opinions, that in each case are inconsistent with an investment linked to the underlyings. These and other activities of our affiliates may affect the closing values of the underlyings in a way that negatively affects the value of and your return on the securities.

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The closing value of an underlying may be adversely affected by our or our affiliates’ hedging and other trading activities. We have hedged our obligations under the securities through CGMI or other of our affiliates, who have taken positions in the underlyings or in financial instruments related to the underlyings and may adjust such positions during the term of the securities. Our affiliates also take positions in the underlyings or in financial instruments related to the underlyings on a regular basis (taking long or short positions or both), for their accounts, for other accounts under their management or to facilitate transactions on behalf of customers. These activities could affect the closing values of the underlyings in a way that negatively affects the value of and your return on the securities. They could also result in substantial returns for us or our affiliates while the value of the securities declines.

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We and our affiliates may have economic interests that are adverse to yours as a result of our affiliates’ business activities. Our affiliates engage in business activities with a wide range of companies. These activities include extending loans, making and facilitating investments, underwriting securities offerings and providing advisory services. These activities could involve or affect the underlyings in a way that negatively affects the value of and your return on the securities. They could also result in substantial returns for us or our affiliates while the value of the securities declines. In addition, in the course of this business, we or our affiliates may acquire non-public information, which will not be disclosed to you.

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The calculation agent, which is an affiliate of ours, will make important determinations with respect to the securities. If certain events occur during the term of the securities, such as market disruption events and other events with respect to an underlying, CGMI, as calculation agent, will be required to make discretionary judgments that could significantly affect your return on the securities. In making these judgments, the calculation agent’s interests as an affiliate of ours could be adverse to your interests as a holder of the securities. See “Risk Factors Relating to the Securities—Risk Factors Relating to All Securities—The calculation agent, which is an affiliate of ours, will make important determinations with respect to the securities” in the accompanying product supplement.

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Changes that affect the underlyings may affect the value of your securities. The sponsors of the underlyings may at any time make methodological changes or other changes in the manner in which they operate that could affect the values of the underlyings. We are not affiliated with any such underlying sponsor and, accordingly, we have no control over any changes any such sponsor may make. Such changes could adversely affect the performance of the underlyings and the value of and your return on the securities.

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The U.S. federal tax consequences of an investment in the securities are unclear. There is no direct legal authority regarding the proper U.S. federal tax treatment of the securities, and we do not plan to request a ruling from the Internal Revenue Service (the “IRS”). Consequently, significant aspects of the tax treatment of the securities are uncertain, and the IRS or a court might not agree with the treatment of the securities as described in “United States Federal Tax Considerations” below. If the IRS were successful in asserting an alternative treatment of the securities, the tax consequences of the ownership and disposition of the securities might be materially and adversely affected. Moreover, future legislation, Treasury regulations or IRS guidance could adversely affect the U.S. federal tax treatment of the securities, possibly retroactively.

PS-8

Citigroup Global Markets Holdings Inc.

As described in “United States Federal Tax Considerations” below, in connection with any information reporting requirements we may have in respect of the securities under applicable law, we intend to treat a portion of each coupon payment as attributable to interest and the remainder to option premium. However, in light of the uncertain treatment of the securities, it is possible that other persons having withholding or information reporting responsibility in respect of the securities may treat a security differently, for instance, by treating the entire coupon payment as ordinary income at the time received or accrued by a holder and/or treating some or all of each coupon payment on a security to a non-U.S. investor as subject to withholding tax at a rate of 30%.
If withholding applies to the securities, we will not be required to pay any additional amounts with respect to amounts withheld.
PS-9

Citigroup Global Markets Holdings Inc.

Information About the Nasdaq-100 Index®
The Nasdaq-100 Index® is a modified market capitalization-weighted index of stocks of the 100 largest non-financial companies listed on the Nasdaq Stock Market. All stocks included in the Nasdaq-100 Index® are traded on a major U.S. exchange. The Nasdaq-100 Index® was developed by the Nasdaq Stock Market, Inc. and is calculated, maintained and published by Nasdaq, Inc.
Please refer to the section “Equity Index Descriptions— The Nasdaq-100 Index®” in the accompanying underlying supplement for additional information.
We have derived all information regarding the Nasdaq-100 Index® from publicly available information and have not independently verified any information regarding the Nasdaq-100 Index®. This pricing supplement relates only to the securities and not to the Nasdaq-100 Index®. We make no representation as to the performance of the Nasdaq-100 Index® over the term of the securities.
The securities represent obligations of Citigroup Global Markets Holdings Inc. (guaranteed by Citigroup Inc.) only. The sponsor of the Nasdaq-100 Index® is not involved in any way in this offering and has no obligation relating to the securities or to holders of the securities.
Historical Information
The closing value of the Nasdaq-100 Index® on March 4, 2025 was 20,352.53.
The graph below shows the closing value of the Nasdaq-100 Index® for each day such value was available from January 2, 2015 to March 4, 2025. We obtained the closing values from Bloomberg L.P., without independent verification. You should not take historical closing values as an indication of future performance.
Nasdaq-100 Index® – Historical Closing Values January 2, 2015 to March 4, 2025

Closing Value
22,000
21,000
20,000
19,000
18,000
17,000
16,000
15,000
14,000
13,000
12,000
11,000
10,000
9,000
8,000
7,000
6,000
5,000
4,000
3,000
2,000
1,000
0
Jan-15
Apr-15
Jul-15
Oct-15
Jan-16
Apr-16
Jul-16
Oct-16
Jan-17
Apr-17
Jul-17
Oct-17
Jan-18
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Apr-19
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Oct-19
Jan-20
Apr-20
Jul-20
Oct-20
Jan-21
Apr-21
Jul-21
Oct-21
Jan-22
Apr-22
Jul-22
Oct-22
Jan-23
Apr-23
Jul-23
Oct-23
Jan-24
Apr-24
Jul-24
Oct-24
Jan-25
Date

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Citigroup Global Markets Holdings Inc.

Information About the Russell 2000® Index
The Russell 2000® Index is designed to track the performance of the small capitalization segment of the U.S. equity market. All stocks included in the Russell 2000® Index are traded on a major U.S. exchange. It is calculated and maintained by FTSE Russell.
Please refer to the section “Equity Index Descriptions— The Russell Indices” in the accompanying underlying supplement for additional information.
We have derived all information regarding the Russell 2000® Index from publicly available information and have not independently verified any information regarding the Russell 2000® Index. This pricing supplement relates only to the securities and not to the Russell 2000® Index. We make no representation as to the performance of the Russell 2000® Index over the term of the securities.
The securities represent obligations of Citigroup Global Markets Holdings Inc. (guaranteed by Citigroup Inc.) only. The sponsor of the Russell 2000® Index is not involved in any way in this offering and has no obligation relating to the securities or to holders of the securities.
Historical Information
The closing value of the Russell 2000® Index on March 4, 2025 was 2,079.533.
The graph below shows the closing value of the Russell 2000® Index for each day such value was available from January 2, 2015 to March 4, 2025. We obtained the closing values from Bloomberg L.P., without independent verification. You should not take historical closing values as an indication of future performance.
Russell 2000® Index – Historical Closing Values January 2, 2015 to March 4, 2025

Closing Value
2,500
2,000
1,500
1,000
500
0
Jan-15
Apr-15
Jul-15
Oct-15
Jan-16
Apr-16
Jul-16
Oct-16
Jan-17
Apr-17
Jul-17
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Apr-19
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Jan-20
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Apr-21
Jul-21
Oct-21
Jan-22
Apr-22
Jul-22
Oct-22
Jan-23
Apr-23
Jul-23
Oct-23
Jan-24
Apr-24
Jul-24
Oct-24
Jan-25
Date

PS-11

Citigroup Global Markets Holdings Inc.

Information About the S&P 500® Index
The S&P 500® Index consists of the common stocks of 500 issuers selected to provide a performance benchmark for the large capitalization segment of the U.S. equity markets. It is calculated and maintained by S&P Dow Jones Indices LLC.
Please refer to the section “Equity Index Descriptions— The S&P U.S. Indices” in the accompanying underlying supplement for additional information.
We have derived all information regarding the S&P 500® Index from publicly available information and have not independently verified any information regarding the S&P 500® Index. This pricing supplement relates only to the securities and not to the S&P 500® Index. We make no representation as to the performance of the S&P 500® Index over the term of the securities.
The securities represent obligations of Citigroup Global Markets Holdings Inc. (guaranteed by Citigroup Inc.) only. The sponsor of the S&P 500® Index is not involved in any way in this offering and has no obligation relating to the securities or to holders of the securities.
Historical Information
The closing value of the S&P 500® Index on March 4, 2025 was 5,778.15.
The graph below shows the closing value of the S&P 500® Index for each day such value was available from January 2, 2015 to March 4, 2025. We obtained the closing values from Bloomberg L.P., without independent verification. You should not take historical closing values as an indication of future performance.
S&P 500® Index – Historical Closing Values January 2, 2015 to March 4, 2025

Closing Value
6,000
5,500
5,000
4,500
4,000
3,500
3,000
2,500
2,000
1,500
1,000
500
0
Jan-15
Apr-15
Jul-15
Oct-15
Jan-16
Apr-16
Jul-16
Oct-16
Jan-17
Apr-17
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Oct-17
Jan-18
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Date

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Citigroup Global Markets Holdings Inc.

United States Federal Tax Considerations
You should read carefully the discussion under “United States Federal Tax Considerations” and “Risk Factors Relating to the Securities” in the accompanying product supplement and “Summary Risk Factors” in this pricing supplement.
Due to the lack of any controlling legal authority, there is substantial uncertainty regarding the U.S. federal tax consequences of an investment in the securities. In connection with any information reporting requirements we may have in respect of the securities under applicable law, we intend (in the absence of an administrative determination or judicial ruling to the contrary) to treat a security as a put option (the “Put Option”) written by you with respect to the underlying shares, secured by a cash deposit equal to the stated principal amount of the security (the “Deposit”). In the opinion of our counsel, Davis Polk & Wardwell LLP, which is based on current market conditions, this treatment of the securities is reasonable under current law; however, our counsel has advised us that it is unable to conclude affirmatively that this treatment is more likely than not to be upheld, and that alternative treatments are possible. Under this treatment:
●	a portion of each coupon payment made with respect to the securities will be attributable to interest on the Deposit; and
●	the remainder will represent premium attributable to your grant of the Put Option (“Put Premium”).
We will treat 39.55% of each coupon payment as interest on the Deposit and 60.45% as Put Premium.
Assuming the treatment of a security as a Put Option and a Deposit is respected, amounts treated as interest on the Deposit should be taxed as ordinary interest income, while the Put Premium should not be taken into account prior to maturity or disposition of the securities. See “United States Federal Tax Considerations—Tax Consequences to U.S. Holders” in the accompanying product supplement.
We do not plan to request a ruling from the IRS regarding the treatment of the securities. An alternative characterization of the securities could materially and adversely affect the tax consequences of ownership and disposition of the securities, including the timing and character of income recognized. In addition, the U.S. Treasury Department and the IRS requested comments on various issues regarding the U.S. federal income tax treatment of “prepaid forward contracts” and similar financial instruments and have indicated that such transactions may be the subject of future regulations or other guidance. Furthermore, members of Congress have proposed legislative changes to the tax treatment of derivative contracts. Any legislation, Treasury regulations or other guidance promulgated after consideration of these issues could materially and adversely affect the tax consequences of an investment in the securities, possibly with retroactive effect. You should consult your tax adviser regarding possible alternative tax treatments of the securities and potential changes in applicable law.
Non-U.S. Holders. Subject to the discussions below and in the section of the accompanying product supplement entitled “United States Federal Tax Considerations,” if you are a Non-U.S. Holder (as defined in the accompanying product supplement) of the securities, under current law you generally should not be subject to U.S. federal withholding or income tax in respect of any amount paid to you with respect to the securities, provided that (i) income in respect of the securities is not effectively connected with your conduct of a trade or business in the United States, and (ii) you comply with the applicable certification requirements.
As discussed under “United States Federal Tax Considerations— Tax Consequences to Non-U.S. Holders— Dividend Equivalents under Section 871(m) of the Code” in the accompanying product supplement, Section 871(m) of the Internal Revenue Code of 1986, as amended, and Treasury regulations promulgated thereunder (“Section 871(m)”) generally impose a 30% withholding tax on dividend equivalents paid or deemed paid to Non-U.S. Holders with respect to certain financial instruments linked to U.S. equities (“Underlying Securities”) or indices that include Underlying Securities. Section 871(m) generally applies to instruments that substantially replicate the economic performance of one or more Underlying Securities, as determined based on tests set forth in the applicable Treasury regulations. However, the regulations, as modified by an IRS notice, exempt financial instruments issued prior to January 1, 2027 that do not have a “delta” of one. Based on the terms of the securities and representations provided by us, our counsel is of the opinion that the securities should not be treated as transactions that have a “delta” of one within the meaning of the regulations with respect to any Underlying Security and, therefore, should not be subject to withholding tax under Section 871(m).
A determination that the securities are not subject to Section 871(m) is not binding on the IRS, and the IRS may disagree with this treatment. Moreover, Section 871(m) is complex and its application may depend on your particular circumstances, including your other transactions. You should consult your tax adviser regarding the potential application of Section 871(m) to the securities.
While we currently do not intend to withhold on payments on the securities to Non-U.S. Holders (subject to compliance with the applicable certification requirements and the discussion in the accompanying product supplement regarding “FATCA”), in light of the uncertain treatment of the securities other persons having withholding or information reporting responsibility in respect of the securities may treat some or all of each coupon payment on a security as subject to withholding tax at a rate of 30%. Moreover, it is possible that in the future we may determine that we should withhold at a rate of 30% on coupon payments on the securities. We will not be required to pay any additional amounts with respect to amounts withheld.
You should read the section entitled “United States Federal Tax Considerations” in the accompanying product supplement. The preceding discussion, when read in combination with that section, constitutes the full opinion of Davis Polk & Wardwell LLP regarding the material U.S. federal tax consequences of owning and disposing of the securities.
You should also consult your tax adviser regarding all aspects of the U.S. federal income and estate tax consequences of an investment in the securities and any tax consequences arising under the laws of any state, local or non-U.S. taxing jurisdiction.
Supplemental Plan of Distribution
CGMI, an affiliate of Citigroup Global Markets Holdings Inc. and the underwriter of the sale of the securities, is acting as principal and will receive an underwriting fee of $2.00 for each security sold in this offering. From this underwriting fee, CGMI will pay selected dealers not affiliated with
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Citigroup Global Markets Holdings Inc.

CGMI a fixed selling concession of $2.00 for each security they sell. For the avoidance of doubt, any fees or selling concessions described in this pricing supplement will not be rebated if we redeem the securities prior to maturity.
See “Plan of Distribution; Conflicts of Interest” in the accompanying product supplement and “Plan of Distribution” in each of the accompanying prospectus supplement and prospectus for additional information.
Valuation of the Securities
CGMI calculated the estimated value of the securities set forth on the cover page of this pricing supplement based on proprietary pricing models. CGMI’s proprietary pricing models generated an estimated value for the securities by estimating the value of a hypothetical package of financial instruments that would replicate the payout on the securities, which consists of a fixed-income bond (the “bond component”) and one or more derivative instruments underlying the economic terms of the securities (the “derivative component”). CGMI calculated the estimated value of the bond component using a discount rate based on our internal funding rate. CGMI calculated the estimated value of the derivative component based on a proprietary derivative-pricing model, which generated a theoretical price for the instruments that constitute the derivative component based on various inputs, including the factors described under “Summary Risk Factors—The value of the securities prior to maturity will fluctuate based on many unpredictable factors” in this pricing supplement, but not including our or Citigroup Inc.’s creditworthiness. These inputs may be market-observable or may be based on assumptions made by CGMI in its discretionary judgment.
For a period of approximately three months following issuance of the securities, the price, if any, at which CGMI would be willing to buy the securities from investors, and the value that will be indicated for the securities on any brokerage account statements prepared by CGMI or its affiliates (which value CGMI may also publish through one or more financial information vendors), will reflect a temporary upward adjustment from the price or value that would otherwise be determined. This temporary upward adjustment represents a portion of the hedging profit expected to be realized by CGMI or its affiliates over the term of the securities. The amount of this temporary upward adjustment will decline to zero on a straight-line basis over the three-month temporary adjustment period. However, CGMI is not obligated to buy the securities from investors at any time.  See “Summary Risk Factors—The securities will not be listed on any securities exchange and you may not be able to sell them prior to maturity.”
Validity of the Securities
In the opinion of Davis Polk & Wardwell LLP, as special products counsel to Citigroup Global Markets Holdings Inc., when the securities offered by this pricing supplement have been executed and issued by Citigroup Global Markets Holdings Inc. and authenticated by the trustee pursuant to the indenture, and delivered against payment therefor, such securities and the related guarantee of Citigroup Inc. will be valid and binding obligations of Citigroup Global Markets Holdings Inc. and Citigroup Inc., respectively, enforceable in accordance with their respective terms, subject to applicable bankruptcy, insolvency and similar laws affecting creditors’ rights generally, concepts of reasonableness and equitable principles of general applicability (including, without limitation, concepts of good faith, fair dealing and the lack of bad faith), provided that such counsel expresses no opinion as to the effect of fraudulent conveyance, fraudulent transfer or similar provision of applicable law on the conclusions expressed above. This opinion is given as of the date of this pricing supplement and is limited to the laws of the State of New York, except that such counsel expresses no opinion as to the application of state securities or Blue Sky laws to the securities.
In giving this opinion, Davis Polk & Wardwell LLP has assumed the legal conclusions expressed in the opinions set forth below of Alexia Breuvart, Secretary and General Counsel of Citigroup Global Markets Holdings Inc., and Karen Wang, Senior Vice President – Corporate Securities Issuance Legal of Citigroup Inc.  In addition, this opinion is subject to the assumptions set forth in the letter of Davis Polk & Wardwell LLP dated February 14, 2024, which has been filed as an exhibit to a Current Report on Form 8-K filed by Citigroup Inc. on February 14, 2024, that the indenture has been duly authorized, executed and delivered by, and is a valid, binding and enforceable agreement of, the trustee and that none of the terms of the securities nor the issuance and delivery of the securities and the related guarantee, nor the compliance by Citigroup Global Markets Holdings Inc. and Citigroup Inc. with the terms of the securities and the related guarantee respectively, will result in a violation of any provision of any instrument or agreement then binding upon Citigroup Global Markets Holdings Inc. or Citigroup Inc., as applicable, or any restriction imposed by any court or governmental body having jurisdiction over Citigroup Global Markets Holdings Inc. or Citigroup Inc., as applicable.
In the opinion of Alexia Breuvart, Secretary and General Counsel of Citigroup Global Markets Holdings Inc., (i) the terms of the securities offered by this pricing supplement have been duly established under the indenture and the Board of Directors (or a duly authorized committee thereof) of Citigroup Global Markets Holdings Inc. has duly authorized the issuance and sale of such securities and such authorization has not been modified or rescinded; (ii) Citigroup Global Markets Holdings Inc. is validly existing and in good standing under the laws of the State of New York; (iii) the indenture has been duly authorized, executed and delivered by Citigroup Global Markets Holdings Inc.; and (iv) the execution and delivery of such indenture and of the securities offered by this pricing supplement by Citigroup Global Markets Holdings Inc., and the performance by Citigroup Global Markets Holdings Inc. of its obligations thereunder, are within its corporate powers and do not contravene its certificate of incorporation or bylaws or other constitutive documents. This opinion is given as of the date of this pricing supplement and is limited to the laws of the State of New York.
Alexia Breuvart, or other internal attorneys with whom she has consulted, has examined and is familiar with originals, or copies certified or otherwise identified to her satisfaction, of such corporate records of Citigroup Global Markets Holdings Inc., certificates or documents as she has deemed appropriate as a basis for the opinions expressed above. In such examination, she or such persons has assumed the legal capacity of all natural persons, the genuineness of all signatures (other than those of officers of Citigroup Global Markets Holdings Inc.), the authenticity of all documents submitted to her or such persons as originals, the conformity to original documents of all documents submitted to her or such persons as certified or photostatic copies and the authenticity of the originals of such copies.
In the opinion of Karen Wang, Senior Vice President – Corporate Securities Issuance Legal of Citigroup Inc., (i) the Board of Directors (or a duly authorized committee thereof) of Citigroup Inc. has duly authorized the guarantee of such securities by Citigroup Inc. and such authorization has
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Citigroup Global Markets Holdings Inc.

not been modified or rescinded; (ii) Citigroup Inc. is validly existing and in good standing under the laws of the State of Delaware; (iii) the indenture has been duly authorized, executed and delivered by Citigroup Inc.; and (iv) the execution and delivery of such indenture, and the performance by Citigroup Inc. of its obligations thereunder, are within its corporate powers and do not contravene its certificate of incorporation or bylaws or other constitutive documents.  This opinion is given as of the date of this pricing supplement and is limited to the General Corporation Law of the State of Delaware.
Karen Wang, or other internal attorneys with whom she has consulted, has examined and is familiar with originals, or copies certified or otherwise identified to her satisfaction, of such corporate records of Citigroup Inc., certificates or documents as she has deemed appropriate as a basis for the opinions expressed above. In such examination, she or such persons has assumed the legal capacity of all natural persons, the genuineness of all signatures (other than those of officers of Citigroup Inc.), the authenticity of all documents submitted to her or such persons as originals, the conformity to original documents of all documents submitted to her or such persons as certified or photostatic copies and the authenticity of the originals of such copies.
Contact
Clients may contact their local brokerage representative. Third-party distributors may contact Citi Structured Investment Sales at (212) 723-7005.
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